UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 22, 2022

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board Appointments
On August 22, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Bloomin’ Brands, Inc. (the “Company”), the Board increased the size of the Board from nine (9) directors to eleven (11) directors and appointed Julie Kunkel and Melanie Marein-Efron as directors of the Company, effective August 22, 2022. Ms. Kunkel and Ms. Marein-Efron will both serve as Class I directors, which class will stand for re-election at the 2023 annual meeting of stockholders. Ms. Kunkel and Ms. Marein-Efron will also be appointed as members of the Board’s Audit Committee.

Ms. Kunkel, age 60, served as a Partner in the Financial Accounting Advisory Services group of Ernst & Young LLP (“EY”) from 2015 until her retirement in 2021. Ms. Kunkel joined EY in 1984 and held various audit and assurance positions, focusing on all sectors of consumer products and retail.

Ms. Marein-Efron, age 53, currently serves as the Chief Financial Officer of Urban Outfitters, Inc. (“Urban Outfitters”), a portfolio of global consumer brands comprised of Urban Outfitters, Anthropologie, Free People, BHLDN, Terrain, Menus & Venus, and Nuuly, a position she has held since December of 2020. Ms. Marein-Efron joined Urban Outfitters in 2013 and held positions focusing on financial planning and analysis, long-range planning, and business development until her promotion to Chief Financial Officer.

There is no arrangement or understanding between either Ms. Kunkel or Ms. Marein-Efron and any other person pursuant to which either was appointed as a director. Ms. Kunkel and Ms. Marein-Efron were identified through a national search conducted by the Diversified Search Group. There are no family relationships between Ms. Kunkel or Ms. Marein-Efron and any director or other executive officer of the Company nor are there any transactions between Ms. Kunkel or Ms. Marein-Efron or any member of either of their immediate families and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission.

As non-employee directors, Ms. Kunkel and Ms. Marein-Efron will be entitled to receive the standard cash and equity compensation for non-employee directors, as follows:
•$90,000 annual retainer for service on the Board;
•$15,000 annual retainer for service on the Audit Committee; and
•Annual award of restricted stock units of the Company with a fair market value equal to $150,000.

The cash and equity compensation described above will be pro-rated based on the date Ms. Kunkel and Ms. Marein-Efron are appointed to the Board. The award of restricted stock units described above, will vest on the date of the first annual meeting of stockholders following the grant date. Ms. Kunkel and Ms. Marein-Efron are also entitled to receive reimbursement of their reasonable travel expenses incurred in connection with their attendance at Board and committee meetings.

Ms. Kunkel and Ms. Marein-Efron each entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1 filed on April 6, 2012, as amended (Registration No. 333-180615).

The Board has determined that Ms. Kunkel and Ms. Marein-Efron satisfy the definition of “independent director” under the Nasdaq listing standards, including the requirements with respect to service on the Audit Committee.

On August 24, 2022, the Company issued a press release announcing the appointment of Ms. Kunkel and Ms. Marein-Efron to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release - Additions to Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	August 24, 2022	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President and Chief Legal Officer